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                             ARTICLES OF AMENDMENT
                                       TO
             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     SECURITY CAPITAL ATLANTIC INCORPORATED


THIS IS TO CERTIFY THAT:

1. The Corporation was formed under the general laws of the State of Maryland on April 14, 1994 under the name "SCA Acquisition Incorporated" and, pursuant to the filing of Articles of Amendment on May 10, 1994, its name was changed to "Security Capital Atlantic Incorporated".

2. The following sentences are added to the end of the first paragraph of Article SIXTH of the Corporation's Second Amended and Restated Articles of
Incorporation:

     "Immediately following the date on which the Corporation has a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended, the Board of Directors shall include a majority of directors ("Independent Directors") who are not affiliated with Security Capital Group Incorporated ("SCG") or any of its affiliates, directly or indirectly, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer of SCG or any of its affiliates, and is not serving as a trustee or director for more than three real estate investment trusts organized by a sponsor of the Corporation. In the event that a majority of the Board of Directors are not comprised of Independent Directors by reason of the resignation or removal of one or more Independent Directors, the remaining members of the Board of Directors shall promptly appoint that number of Independent Directors necessary to cause the Board of Directors to include a majority of Independent Directors. Any director so appointed shall serve until the next annual meeting or until his or her successor is duly elected and qualified."

3. The amendment contained in these Articles of Amendment has been advised by the Board of Directors of the Corporation and has been approved by the stockholders of the Corporation.

4. The undersigned Co-Chairman acknowledges these Articles of Amendment to be the corporate act of the Corporation, and as to all matters or facts required to be verified under oath, the undersigned Co-Chairman acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Co-Chairman and attested to by its Secretary on this 12th day of June 1996.

                            SECURITY CAPITAL ATLANTIC INCORPORATED



                            By:      /s/ Constance B. Moore
                               ---------------------------------------
                                 Constance B. Moore, Co-Chairman


ATTEST:


     /s/ Jeffrey A. Klopf
- ----------------------------------
Jeffrey A. Klopf, Secretary


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